SECOND AMENDMENT TO MANAGEMENT AGREEMENT
               RMI COVERED HOPPER RAILCAR MANAGEMENT PROGRAM 79-1

         This Second Amendment to Management Agreement is made as of the date set forth below opposite the signature of "Owner".

         The undersigned signatory identified as ("Owner") is party to a Management Agreement with PLM Investment Management, Inc. ("IMI" or "Manager"), covering the management of the covered hopper railcars identified therein. All references to "RMI" in the Management Agreement shall be deemed to refer to IMI.

         In consideration of the continuing appointment of IMI as Manager by Owner, and for other good and valuable consideration, Owner and IMI do hereby amend the Management Agreement as follows:

          1. The Management Agreement shall be extended for a fixed term of five years, beginning October 1, 1999 and expiring September 30, 2004.


          2. IMI shall receive a minimum monthly management fee of $38 per car. Said minimum monthly management fee shall be prorated on a daily basis for any period less than a full month. In addition, IMI shall receive an incentive management fee of 15% of net income over $750 per car per quarter.

         Except as modified by this Amendment, all other terms and conditions of the Management Agreement shall remain the same for the extended term of the Management Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Management Agreement as of the date set forth below opposite the signature of Owner.

PLM INVESTMENT MANAGEMENT, INC.     OWNER'S SIGNATURE

By:   /s/Stephen M. Bess            By:
Title:  Senior Vice President



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